

Great Elm Capital Corp.

NASDAQ: GECC

Investor Presentation

Quarter Ended December 31, 2021

March 4, 2022

GREAT ELM CAPITAL

Great Elm Capital Corp.

Forward Looking Statement

Statements in this communication that are not historical facts are "forward-looking" statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "expect," "anticipate," "should," "will," "estimate," "designed," "seek," "continue," "upside," "potential," "preliminary" and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC's portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC's Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC's filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC's website is http://www.sec.gov. These documents should be read and considered carefully before investing.

The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor's shares may be worth more or less than the original cost. GECC's market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of December 31, 2021, unless otherwise noted, and is subject to change.

This presentation does not constitute an offer of any securities for sale.

About GECC

Great Elm Capital Corp.

- Externally managed, total-return-focused BDC
- Directors of GECC, employees of GECM and officers and directors of GECM's parent, including investment funds managed by directors of GECM's parent, own approximately 37% of GECC's outstanding shares

Investment Objective

- To generate current income and capital appreciation by investing in debt and income generating equity securities, including actively pursuing investments in specialty finance businesses

Portfolio (as of 12/31/2021)

- $212.1 million of portfolio fair value; $74.6 million of net asset value ("NAV")
- Debt investments carry a weighted average current yield of 10.8%[1]
- 59 investments (45 debt, 14 equity) in 43 companies across 27 industries, excluding investments in SPACs

Fourth Quarter 2021

(Quarter Ended 12/31/2021)

Fourth Quarter 2021: Overview

GREAT ELM CAPITAL
Great Elm Capital Corp.

Net Investment Income ("NII")

- **NII of $7.1 million or $1.58 per share vs. $1.6 million or $0.39 per share (3Q21) and $1.6 million or $0.44 per share (4Q20)[1]**
  - NII for the quarter ended December 31, 2021 was positively impacted by the reversal of approximately $5.2 million of previously accrued incentive fees associated with our investments in the secured debt of Avanti Communications Group, plc ("Avanti")

NAV

- **Net assets of $74.6 million or $16.63 per share vs. $99.4 million or $22.17 per share (3Q21) and $79.6 million or $20.74 per share (4Q20)[1]**
  - Net assets for the quarter ended December 31, 2021 were negatively impacted by approximately $26.6 million of unrealized depreciation from investments in Avanti

ACR

- **Asset coverage ratio was 151.1% vs. 163.8% (3Q21) and 167.1% (4Q20)**
  - The ACR was impacted by the decline in net assets for the quarter, partially offset by the repayment of the $10 million outstanding on the revolver at 3Q21

Contingent Incentive Fee Waiver

- **GECM has indicated that it intends to waive all accrued incentive fees as of March 31, 2022, provided GECC's shareholders approve a proposal to reset the incentive fee total return hurdle. As of December 31, 2021 there were approximately $4.9 million, or $1.08 per share, of accrued fees held on GECC's balance sheet**
  - If that waiver is obtained we would expect to recognize the reversal of these accrued fees during the period ending March 31, 2022, contingent upon approval of the new incentive fee hurdles by GECC's stockholders, resulting in a corresponding increase in income and increase in net asset value in such period (subject to any offsetting additional expenses or losses)

Distributions

- **Our Board set distributions for the quarter ending March 31, 2022 at a rate of $0.60 per share, and for the quarter ending June 30, 2022 at a rate of $0.45 per share, in each case giving effect to the reverse stock split on February 28, 2022**

Fourth Quarter 2021: Net Investment Income Analysis

NII for the quarter ended December 31, 2021 was approximately $7.1 million or $1.58 per share, as compared to NII of $1.6 million or $0.39 per share for the quarter ended September 30, 2021[1]

- Removing the impact of the Avanti-related incentive fee reversal, Pro Forma Adjusted NII for the quarter ended December 31, 2021 was approximately $1.9 million, or $0.42 per share[1]



NII by Quarter
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
$5.2 million expense reversal
$1.9 million PF Adj. NII

Fourth Quarter 2021: Avanti Update

The fair value of GECC's investments in Avanti meaningfully declined in the quarter

- Investments in Avanti's securities totaled $8.1 million of fair value ($1.81 per share(1)) as of December 31, 2021, as compared to $32.1 million of fair value ($7.15 per share(1)) as of September 30, 2021
  - Investments in Avanti's 1.5 lien term loan and 2nd lien notes were placed on nonaccrual in the quarter
- In the quarter ended December 31, 2021, GECC reversed approximately $5.2 million of previously accrued incentive fees associated with our investments in the secured debt of Avanti that have been deemed unlikely to be collected

Avanti FMV as % of Investible Assets(2)


25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
18.9%
20.4%
21.9%
21.7%
14.4%
17.9%
15.0%
12.0%
3.7%
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

Fourth Quarter 2021: NAV Walk

Net assets were approximately $74.6 million ($16.63 per share[1]) on December 31, 2021, as compared to $99.4 million ($22.17 per share[1]) on September 30, 2021

Description	Value Impact	
	$ Million	$ / Share[1]
Avanti Communications Group plc	($26.6 million)	($5.94)
PFS Holdings Corporation	($2.1 million)	($0.46)
California Pizza Kitchen, Inc.	($1.1 million)	($0.25)
GAC HoldCo, Inc.	+$0.9 million	+$0.20
TRU Taj, LLC	($0.6 million)	($0.14)
Tensar Corporation	+$0.5 million	+$0.12
Other Asset Gains (Losses)	($0.3 million)	($0.06)
Total Asset Gains (Losses)	($29.3 million)	($6.53)
4Q 2021 NII, Pre-Incentive Fee	+$1.9 million	+$0.42
4Q 2021 Distributions	($2.7 million)	($0.60)
Net Incentive Fee	+$5.2 million	+$1.16
Net Asset Value Change	**($24.9 million)**	**($5.55)**

Portfolio Review

(Quarter Ended 12/31/2021)

Portfolio Review: Cash Generating Portfolio Comparison(1)

GREAT ELM CAPITAL
Great Elm Capital Corp.

12/31/21 Portfolio — 41 Investments

Investments	Fair Value	Wtd. Avg. CY(3)
36 Debt Investments	$141.9 million	10.0%
5 Equity Investments	$45.7 million	12.8%

$187.6 million Fair Value(2)
+
10.7% Wtd. Avg. CY(3)

12/31/19 Portfolio — 20 Investments

Investments	Fair Value	Wtd. Avg. CY(3)
19 Debt Investments	$125.6 million	10.4%
1 Equity Investment	$7.7 million	20.7%

$133.3 million Fair Value(2)
+
11.0% Wtd. Avg. CY(3)

Portfolio Review: Cash Generating Portfolio - Concentrations (1)

Increased Industry Diversification and Reduced Average Position Size

12/31/2019

$6.7 million Average Position Size & 13 Industries



19.0%
16.0%
12.0%
9.0%
9.0%
6.0%
6.0%
6.0%
6.0%
11.0%
Software Services
Food & Staples
Internet Media
Gaming, Lodging & Restaurants
Restaurants
Apparel & Textile Products
Water Transport
Construction Materials
Specialty Finance
Other

12/31/2021

$4.6 million Average Position Size & 20 Industries



26.0%
13.0%
8.0%
7.0%
6.0%
6.0%
5.0%
4.0%
3.0%
22.0%
Specialty Finance
Energy Midstream
Chemicals
Metals & Mining
Internet Media
Construction Materials
Oil & Gas E&P
Industrial
Transportation Equipment
Other

Broadened Investment Universe and Increasing Exposure in Specialty Finance ("SF")

12/31/2019

11.0% Weighted Average Current Yield


6%
42%
52%
1L*
2L
SF - Equity

*Approximately 50% of the 1L portfolio by FMV at 12/31/19 subsequently defaulted or restructured into junior capital

Note: As of 12/31/2019, 3M LIBOR = 1.91%; S&P Mid Mkt B Spread = L+536

12/31/2021

10.7% Weighted Average Current Yield


7%
14%
26%
16%
10%
27%
1L
2L
SF - Equity
SF - Credit
Preferred
Unsecured

Note: As of 12/31/2021, 3M LIBOR = 0.21%; S&P Mid Mkt B Spread = L+502

Portfolio Review: Quarterly Investment Activity

GREAT ELM CAPITAL
Great Elm Capital Corp.

Deployment of Capital

- **During Q4 2021, deployed $34.2 million, excluding SPACs, into 23 investments at a weighted average current yield of 8.2%**
  - Current yield appears artificially depressed as approximately 1/3 of the capital was deployed into an investment with a 6.2% current yield but a potential 11%+ IRR

Monetization of Investments

- **During Q4 2021, monetized $34.1 million, excluding SPACs, across 26 investments, in whole or in part, at a weighted average current yield of 7.4%**
  - Includes $3.2 million, net of expenses and accrued interest, attributed to the resolution of Davidzon Radio, a defaulted non-accrual position
- Monetized $6.2 million of SPAC securities during the period

Attractive Funding Sources

- **$25.0 Million Undrawn L+3.50% Credit Facility due May 2024**
- **GECCN 6.50% Notes due June 2024**
- **GECCM 6.75% Notes due January 2025**
- **GECCO 5.875% Notes due June 2026**

Portfolio Review: Total Quarter End Portfolio Detail

GREAT ELM CAPITAL
Great Elm Capital Corp.

Debt Investments:

45	97.2%[1]	$149.8 million	70.6%	10.8%[1]
Debt Investments	Weighted Average Dollar Price of Debt Investments	Fair value of Debt Investments	Of Portfolio in Debt Investments	Weighted Average Current Yield of Debt Investments

Equity Investments:

14				
Equity Investments, excl. SPACs		Fair value of Equity Investments	Of Portfolio in Equity Investments	
	Income Generating Equity Investments: 5	$45.7 million	21.5%	13.0%[1] — Weighted Average Current Yield of Income-Generating Equity Investments
	Other Equity Investments: 9	$13.6 million	6.4%	

Portfolio Review: Total Quarter End Asset Mix

Portfolio by Asset Type ($MM)



SPACs 1%
Other Equities 6%
Income-Generating Equities 22%
Debt 71%

Investments	Fair Value of Investments	Percentage of Total Portfolio
Debt	$149.8	70.6%
Income-Generating Equities	$45.7	21.5%
Other Equities	$13.6	6.4%
SPACs	$3.1	1.4%
Total	**$212.1**	**100%**

Portfolio by Interest Rate Type ($MM)



Fixed Rate 55%
Floating Rate 45%

Investments	Fair Value of Debt	Percentage of Debt Holdings
Fixed Rate	$81.9	54.7%
Floating Rate	$67.9	45.3%
Total	**$149.8**	**100%**

- ***Weighted average fixed rate yield of 12.8%[1]***
- ***Weighted average floating rate yield of 9.7%[1]***

Total Quarter End Industry Breakdown

GREAT ELM CAPITAL
Great Elm Capital Corp.



Specialty Finance
Energy Midstream
Chemicals
Metals & Mining
Internet Media
Construction Materials
Oil & Gas E&P
Restaurants
Wireless Telecom
Industrial
Transportation Equipment
Home Security
Casinos & Gaming
Retail
Hospitality
SPAC
Oil & Gas Refining
Apparel
Healthcare Supplies
Food & Staples
Consumer Services
Commercial Printing
Software Services
Communications Equipment
Biotechnology
IT Services
Technology
- %
5.00%
10.00%
15.00%
20.00%
25.00%

($000s)	December 31, 2021		
Industry	Investments at Fair Value		Percentage of Fair Value
Specialty Finance	$	47,952	22.60%
Energy Midstream		31,815	15.00%
Chemicals		15,058	7.10%
Metals & Mining		13,711	6.46%
Internet Media		11,870	5.60%
Construction Materials		10,461	4.93%
Oil & Gas E&P		9,849	4.64%
Restaurants		8,310	3.92%
Wireless Telecom		8,137	3.84%
Industrial		7,551	3.56%
Transportation Equipment		6,030	2.84%
Home Security		5,590	2.63%
Casinos & Gaming		5,291	2.49%
Retail		4,267	2.01%
Hospitality		4,085	1.93%
Oil & Gas Refining		3,030	1.43%
SPAC		3,044	1.43%
Apparel		2,929	1.38%
Healthcare Supplies		2,869	1.35%
Food & Staples		2,724	1.28%
Consumer Services		2,640	1.24%
Commercial Printing		2,025	0.95%
Software Services		1,994	0.94%
Communications Equipment		1,057	0.50%
IT Services		7	0.01%
Biotechnology		11	0.01%
Technology		(158)	-0.07%
Total	**$**	**212,149**	**100.00%**

GREAT ELM CAPITAL
Great Elm Capital Corp.

Strategy Update

Background

In February 2020, Great Elm Group, the parent of GECC's external investment manager, added three new board members with significant investment management experience

- Began process of reshaping the investment management business

In 2H 2020, the Investment Committee and Investment Process were revamped

- Added Jason Reese and Matt Kaplan to the Investment Committee

In 1Q 2021, Erik Falk replaced the last legacy Full Circle director at GECC

- Mr. Falk, Head of Strategy at Magnetar, brings credit market insights as well as asset management and BDC experience to GECC

In 4Q 2021, Great Elm Specialty Finance was formed with Michael P. Keller as President

- Mr. Keller brings significant experience in direct lending with a focus on asset-based lending, having managed over $20 billion in assets across various lending strategies

In 1Q 2022, GECC transitioned its executive leadership and reshuffled its board

- Peter Reed resigned as CEO and Chairman of the Board and Matt Kaplan was named CEO
- Matthew Drapkin, a large shareholder of GECC through Northern Right Capital, appointed Chairman of the Board
- One new independent director joined with significant financial and operational experience and another independent director is expected to be named shortly

Investment Approach Changes

Leadership Changes Led to New Investment Approach Objectives:

- Increase Allocation to Specialty Finance through:
  - Equity Investments in Specialty Finance Companies ("SFCs")
  - Direct Credit Investments and Participations
  - Creation of Great Elm Specialty Finance ("GESF") with experienced leadership
- Increase Quality of Portfolio with Focus on Performing Credit
- Reduce Portfolio Concentration / Increase Diversification of non-Specialty Finance Portfolio
- Increase Scale by Raising Equity and Debt Capital

Increasing Focus and Allocation in Specialty Finance

GECC's Specialty Finance Platform is led by Michael Keller as it continues to expand across the "Continuum of Lending"

- **Equity ownership in SFCs generates two levels of unique and proprietary investment exposure for investors:**
  - We believe direct investments in SFCs are largely uncorrelated to the broader syndicated credit market and have the potential to offer attractive risk-adjusted returns
  - Ability for GECC to participate directly in underlying transactions originated by SFCs
- **Multiple SFCs owned by one BDC will leverage institutional permanent capital and generate natural referral sources, creating a competitive advantage for the businesses**
- **GECC's growth strategy incorporates building equity stakes in each of the key specialty finance categories across the "Continuum of Lending" as SFCs are challenged from the lack of client "stickiness" as smaller companies**
  - SMBs by their nature are either growing or shrinking (and potentially going out of business)
  - SFCs must continually find new clients as existing clients outgrow the platform, get acquired, or shut down
  - We intend to combat this issue by investing in a number of different SFCs along the "Continuum of Lending"



Inventory / P.O. / Other
Factoring
ABL
Leveraged Loan
Real Estate Lending
Bridge Lending
Equipment Lending

Continuum of Lending Benefits

A "Continuum of Lending" platform provides significant benefits

- The Continuum allows lenders to improve "stickiness" of clientele and hold onto key borrowers longer
- The Continuum provides an ideal platform to cross-sell products and services to a borrower
- By adding one-stop shop/complimentary loan products, we enhance our ability to hold onto profitable relationships longer, across the lending continuum
- By having a Continuum of Lending platform, we will be able to offer borrowers economic incentives to stay within the Great Elm family
- The Continuum allows for customer acquisition costs to be spread across platforms
- The Continuum provides an incentive within all Specialty Finance verticals to refer business and work in a collaborative manner

Focus and Execution

Great Elm is utilizing a 3-pronged approach to build out its specialty finance platform:

1. **Strategic Acquisitions:** Opportunities which allow Great Elm to further build out its specialty finance platform, expand its continuum of lending strategy and add complementary lines of business.
   - 2019 – Prestige → Factoring
   - 2021 – Lenders Funding → Provider of Participant Capital to SFCs
   - 2022 – Sterling Commercial Credit → Asset Based/Backed Lending Platform

2. **Joint Venture/Strategic Relationships:** Situations where Great Elm can help a third party platform by providing capital that will allow for larger deal execution. Additionally, Great Elm can partner with banks by providing last out financing on their ABLs or with groups that have specific expertise (i.e. liquidation firms). This strategy should increase overall deal flow to the GESF family and allow Great Elm to piggyback off of partners skill sets to generate attractive risk-adjusted returns.
   - 2022 – Great Elm Utica → Equipment Financing JV

3. **Direct Originations:** Proprietary originations send a clear message to the market that GESF is an active player in the asset backed and specialty finance market. Furthermore, direct originations provide currency that will encourage strategic partners to work with us. If GESF can deliver deal flow, groups with capital will place a premium on working with Great Elm to create a Joint Venture or partnership. Finally, these transactions offer GECC tremendous risk-adjusted investment opportunities.

GECC's Specialty Finance Growth

GREAT ELM CAPITAL
Great Elm Capital Corp.



Specialty Finance Percentage of GECC's Investable Assets(1)
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
3.6%
4.3%
4.5%
10.7%
6.3%
5.7%
8.5%
18.4%
21.9%
50.0%
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
Plan

Great Elm Specialty Finance

Great Elm Specialty Finance

Great Elm Specialty Finance ("GESF") is a holding company that was created for GECC's existing Specialty Finance investments and all future specialty finance acquisitions, strategic partnerships, and direct origination opportunities

The following chart highlights the GESF's Organizational Structure including existing platforms (shaded below) and other areas into which GESF may look to expand

- Direct Origination is critical as these efforts will provide deal flow for all of our specialty finance verticals



Great Elm Specialty Finance
Prestige Capital
Lenders Funding
Sterling Commercial Credit
Great Elm Utica
Real Estate
Industry Specific
Junior Capital
Direct Origination

GESF: Prestige Capital Finance

Prestige Capital

CASH FLOW MADE SIMPLE

Provider of "spot factoring" services, providing clients with opportunities to sell individual accounts receivable for upfront payments

Functional

Prestige purchases the individual accounts receivable of creditworthy companies from its clients. It typically advances 75%-85% of the receivable to the client upfront and remits the rest to the client (less Prestige's fee) upon payment of the receivable

Diversified Customer Base

Prestige's clients are generally unable to access traditional bank financing to meet their capital needs but have accounts receivable from creditworthy companies

Limited Risk

The combination of clients' capital needs and receivables from creditworthy counterparties allows Prestige to consistently underwrite profitable business while taking limited corporate credit risk

Experienced

Over 30 years in business and through $6+ billion of transactions factored, Prestige has a track record of strong credit underwriting with minimal losses

GESF: Lenders Funding

LENDERS FUNDING, LLC

Private funding and risk sharing source for factors and asset-based lenders

- Purchases participations in factoring and asset-based lending transactions as well as provides working capital solutions to customers under a variety of lending programs
- Founder and CEO Robert Zadek continues to lead the business and maintains an equity interest
- Long-term track record of profitable growth

Transaction Details

In September 2021, GECC purchased a majority interest in Lenders Funding for $7.25 million, consisting of:

- **$4 million in cash and $3.25 million in GECC shares issued at GECC's NAV**

In connection with the transaction, GECC issued to Lenders Funding $10 million of additional GECC shares at NAV in exchange for a subordinated note in an equal principal amount

The proceeds from the transaction were retained by Lenders Funding to help support the growth of the business

GESF: Sterling Commercial Credit

Provider of asset-based loans to small and middle market companies throughout the United States

- Provides short term, asset-based loans and working capital solutions to small businesses with annual sales typically between $3 Million and $10 Million
- Founder and CEO Edwin Small continues to lead the business and maintains an equity interest
- Long-term track record of profitable growth

Transaction Details

In February 2022, GECC purchased a majority interest in Sterling for $7.5 million, consisting of:

- **$4.9 million in cash and $2.6 million in GECC shares issued at GECC's NAV**

In connection with the acquisition, GECC provided subordinated debt to Sterling to fund growth initiatives

The proceeds from the transaction were retained by Sterling to help support the growth of the business

GESF: Great Elm Utica

Great Elm Utica ("GEU") is a JV formed to leverage the equipment financing track record and expertise of Utica LeaseCo ("Utica") with the permanent capital of GECC

- Utica's expertise in appraising and liquidating equipment will allow the JV to finance deals with hard asset coverage
- In addition to Utica's current business, GEU will allow Utica to go up-market and originate larger deals with higher credit quality clients
- Efficient JV structure leverages Utica's infrastructure to support monitoring and servicing functions

Transaction Details

In February 2022, GECC entered into a joint venture with Utica for the purpose of co-investing in proprietary equipment financings originated by Utica.

GECC plans to provide subordinated debt, subject to approval of Utica's senior lender, and equity alongside Utica's co-founders to jump start the entity and begin funding its growth

GEU plans to raise senior financing to support asset growth

Financial Review

(Quarter Ended 12/31/2021)

Financial Review: Per Share Data

Financial Highlights – Per Share Data	Q4/2020[1]	Q1/2021[1]	Q2/2021[1]	Q3/2021[1]	Q4/2021[1,2]
Earnings Per Share ("EPS")	($2.60)	$3.22	$0.63	($0.79)	($4.95)
Net Investment Income ("NII") Per Share	$0.44	$0.39	$0.54	$0.39	$1.58
Net Realized Gains / (Losses) Per Share	$0.21	($0.84)	($0.60)	$0.42	($1.26)
Net Unrealized Gains / (Losses) Per Share	($3.25)	$3.67	$0.69	($1.60)	($5.27)
Net Asset Value Per Share at Period End	$20.74	$23.36	$23.40	$22.17	$16.63
Distributions Paid / Declared Per Share	$1.49	$0.60	$0.60	$0.60	$0.60

Financial Review: Quarterly Operating Results

$ in $000s	Q4/2020	Per Share[2]	Q1/2021	Per Share[2]	Q2/2021	Per Share[2]	Q3/2021	Per Share[2]	Q4/2021[1]	Per Share[2]
Total Investment Income[3]	**$5,749**	**$1.55**	**$5,295**	**$1.36**	**$6,233**	**$1.59**	**$7,373**	**$1.85**	**$6,353**	**$1.42**
Interest Income	4,664	1.26	4,179	1.07	5,092	1.30	5,872	1.47	4,774	1.06
Dividend & Other Income	1,085	0.29	1,116	0.29	1,141	0.29	1,501	0.38	1,579	0.36
Net Operating Expenses	**4,084**	**1.11**	**3,791**	**0.97**	**4,130**	**1.05**	**5,800**	**1.46**	**(800)**	**(0.17)**
Management fees	613	0.16	660	0.17	765	0.20	876	0.22	881	0.20
Incentive fees[4]	210	0.06	108	0.03	398	0.10	382	0.10	(5,211)	(1.16)
Total Investment Management fees	823	0.22	768	0.20	1,163	0.30	1,258	0.32	4,330	(0.96)
Administration fees	182	0.05	156	0.04	180	0.05	175	0.04	162	0.04
Directors' fees	47	0.01	55	0.01	56	0.01	61	0.02	61	0.01
Interest expense	2,206	0.59	2,198	0.56	2,273	0.58	3,147	0.79	2,792	0.62
Professional services	647	0.17	425	0.11	251	0.06	937	0.24	324	0.07
Custody fees	(8)	0.00	13	0.00	13	0.00	13	0.00	15	0.00
Other	187	0.07	176	0.05	194	0.05	209	0.05	176	0.05
Income Tax, Including Excise Tax	17	0.00	0	0.00	0	0.00	0	0.00	48	0.01
Net Investment Income	**$1,648**	**$0.44**	**$1,504**	**$0.39**	**$2,103**	**$0.54**	**$1,573**	**$0.39**	**$7,105**	**$1.58**

Financial Review: Portfolio

Financial Highlights - Portfolio	Q4/2020	Q1/2021	Q2/2021	Q3/2021	Q4/2021
Capital Deployed	$35.3 million	$58.4 million	$49.9 million	$71.1 million	$34.2 million
Investments Monetized	$43.8 million	$28.3 million	$35.5 million	$30.0 million	$40.3 million
Total Fair Value of Investments at Period End[1]	$151.7 million	$193.6 million	$209.4 million	$246.7 million	$212.1 million
Net Asset Value at Period End	$79.6 million	$91.5 million	$91.7 million	$99.4 million	$74.6 million
Total Assets at Period End	$283.3 million	$371.4 million	$397.8 million	$415.2 million	$426.3 million
Total Debt Outstanding at Period End (Par Value)	$118.7 million	$118.7 million	$138.4 million[2]	$151.7 million	$145.9 million
Debt to Equity Ratio at Period End	1.49x	1.30x	1.51x	1.53x	1.96x
Cash at Period End[3]	$52.6 million	$26.6 million	$29.1 million[4]	$20.6 million	$9.1 million

Distributions

Distributions: Quarterly Cash Dividends

Quarterly Distributions	
Quarter Ending March 31, 2022	**Quarter Ending June 30, 2022**

Quarter Ending March 31, 2022

- On November 5, 2021, we announced that our Board of directors approved a quarterly dividend of $0.10 per share for the quarter ending March 31, 2022
  - Pro Forma for the 6-for-1 reverse split, this will be $0.60 per share
- Consistent with the quarterly dividends declared in 2021
- The first quarter distribution will be payable on March 30, 2022 to stockholders of record as of March 15, 2022

Quarter Ending June 30, 2022

- In addition, our Board of Directors has approved a $0.45 per share cash distribution for the quarter ending June 30, 2022
- Annualized, the distribution equates to an 11.9% dividend yield on our closing market price on March 3, 2022 of $15.09 and a 10.8% dividend yield on our pro forma NAV of $16.63 per share
- The record and payment dates for the distribution are expected to be set in the second quarter, pursuant to authority granted by our Board of Directors.

General Risks

GREAT ELM CAPITAL
Great Elm Capital Corp.

Debt instruments are subject to credit and interest rate risks.

Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These "junk bonds" and "leveraged loans" are regarded as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.

Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of an instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).

GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC's net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC's common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board's and our adviser's assessment of market and other factors at the time of any proposed borrowing.

As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower.

Contact Information


WATERMILL CENTER

Investor Relations

800 South Street, Suite 230
Waltham, MA 02453
(617) 375-3006
investorrelations@greatelmcap.com